Exhibit 16.1 March 16, 2020 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Commissioners: We have read the statements made by Citizens Community Bancorp, Inc. (copy attached), for the event that occurred on March 12, 2020, which we understand will be filed by our former client, Citizens Community Bancorp, Inc., with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K dated March 16, 2020. We agree with the statements concerning our Firm in such Form 8-K. Sincerely, /s/ Baker Tilly Virchow Krause, LLP